                                                          Exhibit 1
                     STEINRROE EQUITY PORTFOLIO

                AGREEMENT AND DECLARATION OF TRUST

                         TABLE OF CONTENTS

First:  Name........................................................1

Second:  Purposes...................................................1

Third:  Address and Resident Agent..................................3

Fourth:  Shares.....................................................3
     A.  Definition.................................................3
     B.  Division of Beneficial Interest............................3
     C.  Ownership of Shares........................................3
     D.  Status of Shares and Limitations of Personal Liability.....4

Fifth:  No Preemptive Rights........................................4

Sixth:  Issue, Redemption, and Repurchase of Shares.................4

     Section I.  Issue of the Trust's Shares........................4
          1.01 General..............................................4
          1.02 Price................................................4
          1.03 Fractional Shares....................................5
          1.04 Assets of a Series...................................5

     Section II.  Redemption and Repurchase of the Trust's Shares...5
          2.01 Redemption of Shares.................................5
          2.02 Price................................................5
          2.03 Payment..............................................6
          2.04 Effect of Suspension of Determination of Net Asset
               Value................................................6
          2.05 Repurchase by Agreement..............................6
          2.06 Redemption of Shareholder's Interest.................6
          2.07 Additional Provisions Relating to Redemptions and
                     Repurchases....................................7

     Section III.  Net Asset Value of Shares........................7
          3.01 By Whom Determined...................................7
          3.02 When Determined......................................7
          3.03 Suspension of Determination of Net Asset Value.......7
          3.04 Computation of Per Share Net Asset Value.............8
          3.05 Miscellaneous........................................8

     Section IV.  Compliance with Investment Company Act of 1940....9

Seventh:  Board of Trustees.........................................9
     A.  Election...................................................9
     B.  Effect of Death, Resignation, Etc. of a Trustee...........10
     C.  Powers....................................................10
     D.  Payment of Expenses by Trust..............................12
     E.  Ownership of Assets of the Trust..........................12
     F.  Advisory, Management and Distribution.....................12

Eighth:  Liability.................................................13
     A.  Trustees, Shareholders, Etc. Not Personally Liable;
         Notice....................................................13
     B.  Trustee's Good Faith Action; Expert Advice; No Bond or
         Surety....................................................14
     C.  Liability of Third Persons Dealing with Trustees..........14

Ninth:  Determination of Net Profits, Etc.; Dividends..............14

Tenth:  Indemnification............................................15
     A.  Indemnification Generally.................................15
     B.  Determination of Eligibility..............................15
     C.  Indemnification Not Exclusive.............................16
     D.  Shareholders..............................................17
     E.  Contractual Rights .......................................17
     F.  Protection of Rights .....................................17

Eleventh:  Reservation of Right to Amend...........................17
     A.  By Board of Trustees......................................17
     B.  By Shareholders...........................................18

Twelfth:  Shareholders' Voting Powers and Meetings.................18
     A.  Shareholders' Voting Powers...............................18
     B.  Meetings..................................................18
     C.  Quorum and Required Vote..................................19
     D.  Place of Meeting..........................................19
     E.  Notice of Meetings; Adjournment...........................19
     F.  Share Ledger..............................................20
     G.  Action by Written Consent.................................20

Thirteenth:  Use of Name.. ........................................20

Fourteenth:  Miscellaneous.........................................20
     A.  Duration and Termination of Trust.........................20
     B.  Filing of Copies; References; Headings....................20
     C.  Applicable Law............................................21
     D.  Severability .............................................21

               AGREEMENT AND DECLARATION OF TRUST

     THIS AGREEMENT AND DECLARATION OF TRUST ("Declaration of
Trust") is made at Boston, Massachusetts, this 8th day of January, 1987, by the Trustee hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

     WITNESSETH that

     WHEREAS, this Trust has been formed as a voluntary association with transferable shares under the laws of the Commonwealth of Massachusetts to carry on the business of an investment company; and

     WHEREAS, the Trustee has agreed to manage all property coming into her hands as Trustee of a voluntary association in the form of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

     NOW THEREFORE, the Trustee hereby declares that she will hold all cash, securities and other assets that she may from time to time acquire in any manner as Trustee hereunder in Trust to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of shares of the applicable series in this Trust as hereinafter set forth.

               FIRST:   NAME.

The name of this Trust is SteinRoe Equity Portfolio (the "Trust").

              SECOND:   PURPOSES.

The purposes for which the Trust is formed are:

(1) To engage in the business of a management investment company;

(2) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in, securities or interests of all kinds, or obligations of all kinds, or rights, warrants, or contracts, and to acquire such securities, interests, or obligations, of or guaranteed by any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or of or guaranteed by any national, state or local government, foreign or domestic, or their agencies, instrumentalities or subdivisions, including but not limited to bonds, debentures, preferred stocks, common stocks, convertible securities, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; options; futures contracts and options on futures contracts; government securities; and money market instruments, including but not limited to bank certificates of deposit, finance paper, commercial paper, bankers' acceptances, and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization, however established, and of any county, state, municipality or other political subdivision, or of any other governmental or quasi-governmental agency or instrumentality;

(3) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, foreign currencies, funds, and exchange, and to make deposits in banks, savings banks, trust companies, and savings and loan associations, foreign or domestic;

(4) To exercise all rights, powers, and privileges as owner of any securities, property, or assets which might be exercised by any individual owning such securities, property, or assets in his own right;

(5) To acquire (by purchase, lease, or otherwise) and to hold, use, maintain, develop, and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;

(6) To aid by further investment any corporation, company, trust, association, or firm, any obligation of or interest in which is held by the Trust or in the affairs of which the Trust has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve, or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures, and other obligations of any such corporation, company, trust, association, or firm; and

(7) In general, to carry on any other business in connection with or incidental to any of the foregoing objects and purposes, and to engage in any and all lawful business except as may be prohibited to be engaged in by a business trust organized under the laws of the Commonwealth of Massachusetts as in force from time to time, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

     The Trust shall have the power to conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise any or all of its trust powers and rights, in the Commonwealth of Massachusetts, in any other states, territories, districts, colonies, and dependencies of the United States, and in any or all foreign countries.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trust.

             THIRD:   ADDRESS AND RESIDENT AGENT.

     The post office address of the principal office of the Trust in the Commonwealth of Massachusetts is:

         c/o CT Corporation System
         2 Oliver Street
         Boston, Massachusetts 02109

or such other office as the Board of Trustees may from time to time designate.

     The name and post office address of the resident agent of the Trust in the Commonwealth of Massachusetts is:

         CT Corporation System
         2 Oliver Street
         Boston, Massachusetts 02109

or such other person as the Board of Trustees may from time to time designate. Such resident agent is a Massachusetts corporation.

            FOURTH:   SHARES.

     A. DEFINITION. "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series of shares is authorized by the Board of Trustees, the equal proportionate units into which each series shall be divided from time to time.

     B. DIVISION OF BENEFICIAL INTEREST. The shares of the Trust shall be issued in one or more series as the Board of Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series with respect to the assets allocated to that series. The beneficial interest in each series shall at all times be divided into shares, with or without par value as the Board of Trustees may determine, each of which shall represent an equal proportionate interest in the series with each other share of the same series, none having priority or preference over another. The number of shares authorized shall be unlimited, and the shares so authorized may be represented in part by fractional shares. The Board of Trustees may from time to time divide or combine the shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

     C. OWNERSHIP OF SHARES. The ownership of shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules as it considers appropriate for the issuance of share certificates, the transfer of shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the shareholders of each series and as to the number of shares of each series held from time to time by each shareholder.

     D. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every shareholder by virtue of having become a shareholder shall be deemed to have expressly assented to and agreed to be bound by the terms hereof and to have become a party hereto. The death of a shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of such deceased shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Board of Trustees, but only to the rights of said decedent under this Trust. Ownership of shares shall not entitle the shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of shares constitute the shareholders to be partners. Neither the Trust nor the Board of Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any shareholder, nor, except as specifically provided herein, to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay.

           FIFTH:   NO PREEMPTIVE RIGHTS.

     Shareholders shall have no preemptive or other right to receive, purchase, or subscribe for any additional shares or other securities issued by the Trust.

           SIXTH:   ISSUE, REDEMPTION, AND REPURCHASE OF SHARES.

              SECTION I.  ISSUE OF THE TRUST'S SHARES

     1.01. GENERAL. The Board of Trustees may from time to time issue, reissue, sell or cause to be issued and sold any of the Trust's shares in one or more series as the Board of Trustees may, without shareholder approval, authorize, including any shares redeemed or repurchased by the Trust, for a consideration determined in accordance with Section 1.02 hereof; except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of Section III hereof.

     1.02. PRICE. No shares of a series shall be issued or sold by the Trust, except as a share dividend distributed to shareholders of such series, for less than an amount which would result in proceeds to the Trust, in connection with such transaction, of at least the net asset value per share of such series, determined as set forth in Section III hereof. The net asset value per share applicable to any such transaction shall be the net asset value per share of such series next determined after receipt of an unconditional order for purchase of shares of such series; except that, subject to applicable rules and regulations, if any, of the Securities and Exchange Commission or any other governmental body having similar jurisdiction over the Trust (the "SEC"), the Board of Trustees may prescribe that requests for purchase received prior to a time of day (the "cutoff time") preceding the time of day prescribed for determination of net asset value per share of such series shall be transacted at the net asset value per share next determined and that requests for purchase received after the cutoff time and before the time for determination of the next net asset value per share shall be transacted at the net asset value per share next determined after the next net asset value per share of such series. The criteria for determining what constitutes an unconditional order for purchase of shares of a series and the receipt of such an order shall be prescribed by the Board of Trustees. All shares, when issued in accordance with the terms of this Section I, shall be fully paid and nonassessable.

     1.03. FRACTIONAL SHARES. The Trust may issue and sell or cause to be issued and sold fractions of shares of a series having pro rata all the rights of full shares of such series, including, without limitation, the right to vote and to receive dividends.

     1.04. ASSETS OF A SERIES. All consideration received by the Trust for the issue or sale of shares of each series authorized by the Board of Trustees, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors of Trust assets allocated to such series, and shall be so recorded upon the books of account of the Trust and are herein referred to as "assets of" such series.

   SECTION II.  REDEMPTION AND REPURCHASE OF THE TRUST'S SHARES

     2.01. REDEMPTION OF SHARES. Any shares of the Trust may be redeemed at the option of the holder of such shares and, to the extent permitted in Section 2.06 hereof, at the option of the Trust, at the redemption price for such shares, determined in the manner set out in this Declaration of Trust or in any amendment hereto. Unless otherwise provided by resolution of the Board of Trustees, shares redeemed shall be cancelled. Redeemed shares which have not been cancelled may be resold by the Trust. The Trust shall redeem shares subject to the conditions and at the price determined as hereinafter set forth.

     2.02. PRICE. Shares shall be redeemed at the net asset value per share of the appropriate series, determined as set forth in Section III hereof. The net asset value per share of such series applicable to any such redemption of shares shall be the net asset value per share next determined after receipt of a request for redemption of such shares in proper form, except that, subject to applicable rules and regulations, if any, of the SEC, the Board of Trustees may prescribe that requests for redemption received prior to the cutoff time preceding the time of day prescribed for determination of net asset value per share of such series shall be transacted at the net asset value per share next determined and that requests for redemption after the cutoff time and before the time for determination of the next net asset value per share shall be transacted at the net asset value per share next determined after the next net asset value per share. The criteria for determining what constitutes a proper request for redemption of shares of a series and the receipt of such request for redemption shall be prescribed by the Board of Trustees.

     2.03. PAYMENT. Subject to the provisions of Section 2.04 hereof, payment for shares of a series shall be made in cash to, or upon the direction of, the shareholder of record within seven calendar days after the date of receipt of (a) a written, unconditional and irrevocable instruction of the shareholder to redeem, in a form acceptable to the Trust or its designated agent, together with any certificates which may have been issued therefor, endorsed or accompanied by proper instrument of transfer, and such other documents as the Trust or its designated agent may require or (b) such other direction or authorization of redemption by the shareholder as the Board of Trustees shall authorize. Subject to applicable rules and regulations, if any, of the SEC, the Trust may pay the redemption price for such shares of a series in whole or in part by a distribution in kind of securities from the portfolio of the Trust, allocated to such series in lieu of money, valuing such securities at their value employed for determining the net asset value governing such redemption price, and selecting the securities in such manner as the Board of Trustees may determine to be fair and equitable.

     2.04. EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 3.03 hereof, the Board of Trustees shall declare a suspension of the determination of net asset value of a particular series, (a) the rights of shareholders (including those who shall have requested redemption pursuant to Sections 2.01, 2.02, and 2.03 hereof but for whom the redemption price shall not yet have been determined) to have shares redeemed and paid for by the Trust, and (b) the obligation of the Trust to pay for shares previously redeemed, shall be suspended until the termination of such suspension. Any record holder of shares not previously redeemed who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where request for redemption was made, revoke any request or instruction for redemption not honored and withdraw any certificates tendered for redemption. The redemption price of shares for which redemption requests have been made and not revoked shall be the net asset value of such shares next determined as set forth in Section III hereof after the termination of such suspension, and payment shall be made within seven days after the date upon which the requirements of Section
2.03 were met plus the period during which the determination of net asset value was suspended.

     2.05. REPURCHASE BY AGREEMENT. The Trust may repurchase shares of the Trust directly, or through a principal underwriter, if any, or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share of the appropriate series determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section III hereof, provided payment is not made for the shares prior to the time as of which such net asset value is determined. Repurchased shares may be resold by the Trust.

     2.06. REDEMPTION OF SHAREHOLDER'S INTEREST. The Trust shall have the right at its option and at any time to redeem shares of any shareholder at the net asset value thereof determined in accordance with Section III hereof: (i) if at such time such shareholder owns fewer shares than, or shares having an aggregate net asset value of less than, an amount determined from time to time by the Board of Trustees; or (ii) to the extent that such shareholder owns shares of a particular series of shares equal to or in excess of a percentage of the outstanding shares of that series determined from time to time by the Board of Trustees; or (iii) to the extent that such shareholder owns shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Board of Trustees, and subject to the Trust's giving general notice to all shareholders of its intention to avail itself of such right, either by publication in the Trust's prospectus, if any, or by such other means as the Board of Trustees may determine.
Subject to the same terms and conditions, the Trust shall also have the right to redeem shares of the Trust, or a particular series, owned by any shareholder if, in the opinion of the Board of Trustees, ownership of shares of the Trust or series, respectively, has or may become concentrated to an extent which could cause the Trust to become a personal holding company within the meaning of the Internal Revenue Code.

     2.07 ADDITIONAL PROVISIONS RELATING TO REDEMPTIONS AND REPURCHASES. The completion of redemption of shares shall constitute a full discharge of the Trust and the Trustees with respect to such shares, and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such shares shall be surrendered to the Trustees for cancellation or notation.

               SECTION III.  NET ASSET VALUE OF SHARES

     3.01.  BY WHOM DETERMINED.  Subject to the provisions of
Section 3.04 of this Article SIXTH, the Board of Trustees shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of each series authorized by the Board of Trustees and any such determination shall be binding on all parties.

     3.02. WHEN DETERMINED. The net asset value of a series shall be determined at such times as the Board of Trustees, subject to applicable rules and regulations, if any, of the SEC, shall prescribe, provided that such net asset value shall be determined at least once each week. In the absence of a resolution of the Board of Trustees, the net asset value of a series shall be determined as of the close of trading on the New York Stock Exchange on each business day.

     3.03. SUSPENSION OF DETERMINATION OF NET ASSET VALUE. The Board of Trustees may declare a suspension of the determination of net asset value of a series (a) for any period during which trading on the New York Stock Exchange is restricted, as determined by the SEC, or that Exchange is closed (other than customary weekend and holiday closings), (b) for any period during which an emergency exists as a result of which disposal of the investments held by that series or determination of net asset value of that series is not reasonably practicable, or (c) for such period as the SEC by order may permit. Such suspension shall take effect at such time as the Board of Trustees shall specify and thereafter there shall be no determination of net asset value until the Board of Trustees shall declare the suspension terminated, except that the suspension shall terminate in any event on the first day on which (1) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this Section 3.03. Each declaration by the Board of Trustees pursuant to this Section 3.03 shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the SEC. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Trustees shall be conclusive.

     3.04.  COMPUTATION OF PER SHARE NET ASSET VALUE.

     a. Net Asset Value Per Share. The net asset value of each share of a series as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Trust allocated to such series by the total number of shares of such series outstanding, rounded to such extent as the Board of Trustees shall determine from time to time.

     b. Value of Trust's Net Assets. The value of the net assets of the Trust allocated to any series as of any particular time shall be the value of the assets so allocated less the liabilities of the Trust so allocated, determined as follows:

(1) each security for which market quotations are readily available shall be valued at current market value determined by methods specified by the Board of Trustees;

(2) each other security, including any security within (1) for which the specified price does not appear to represent a dependable quotation for such security as of the time of valuation, shall be valued at a fair value as determined in good faith by the Board of Trustees;

(3) any cash on hand shall be valued at the face amount thereof;

(4) any cash on deposit, accounts receivable, and cash dividends and interest declared or accrued and not yet received, any prepaid expenses, and any other current asset shall be valued at the face amount thereof, unless the Board of Trustees shall determine that any such item is not worth its face amount, in which case such asset shall be valued at a fair value determined in good faith by the Board of Trustees; and

(5) any other asset shall be valued at a fair value determined in good faith by the Board of Trustees.

     Notwithstanding the foregoing, short-term debt obligations, commercial paper and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. The Board of Trustees may appoint persons to assist it in the determination of the value of assets, liabilities and net asset value per share of any series and to make the actual calculations pursuant to the direction of the Board of Trustees.

     3.05.  MISCELLANEOUS.  For the purposes of this Section
III:

     a. Shares of any series issued shall be deemed to be outstanding commencing immediately after the time for determination of net asset value per share for purposes of determining their sale price, pursuant to Section 1.02 hereof, and the net sale price thereof shall thereupon be deemed an asset of that series.

     b. Shares of any series for which a request for redemption has been made in proper form or which are being repurchased by the Trust shall be deemed to be outstanding up to and including the time as of which the redemption or repurchase price for such shares is determined. After such time, they shall be deemed to be no longer outstanding and the price until paid shall thereupon be deemed to be a liability of that series.

     c. Funds on deposit and contractual obligations payable to the Trust in foreign currency and liabilities and contractual obligations payable by the Trust in foreign currency shall be taken at the current applicable rate of exchange as nearly as practicable at the time as of which the net asset value is computed for the series to which such items relate.

  SECTION IV.  COMPLIANCE WITH INVESTMENT COMPANY ACT OF 1940

     Notwithstanding any of the foregoing provisions of this Article SIXTH, the Board of Trustees may prescribe such other bases and times for determining the per share net asset value of any series of the Trust as it shall deem necessary or desirable to enable the Trust to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, all as now in effect or hereafter amended or added (the "1940 Act"), including any rule or regulation adopted by any securities association registered under the Securities Exchange Act of 1934.

       SEVENTH:   BOARD OF TRUSTEES.

     A. ELECTION. The number of Trustees shall be fixed pursuant to the By-Laws. Trustees shall be elected by the shareholders, except as otherwise provided herein. The initial Trustees, each of whom shall serve until the first meeting of shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be Jilaine Hummel Bauer and such other persons as the Trustee or Trustees then in office shall, prior to any sale of shares pursuant to a public offering, appoint.

     Any vacancy occurring in the Board of Trustees may be filled by the Trustees, unless immediately after filling any such vacancy, less than two-thirds of the Trustees then holding office would have been elected to such office by the shareholders. The Board of Trustees shall call a meeting of shareholders for the purpose of electing Trustees whenever less than a majority of the Trustees have been elected by shareholders. Each Trustee elected by the shareholders or by the Board of Trustees shall serve until the next meeting of shareholders, if any, called for the purposes of reelecting such Trustee or electing a successor to such Trustee and until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. A Trustee may be removed with or without cause (a) at any meeting called for such purpose by a vote of two-thirds of the outstanding shares, (b) by the holders of two-thirds of the outstanding shares by declaration in writing filed with the Custodian of the securities of the Trust, or (c) by vote of a majority of the Trustees then in office.

     B. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

     C. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Board of Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Board of Trustees is not in session, exercise some or all of the power and authority of the Board of Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a shareholder services agent, or both, provide for the distribution of shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of shareholders with respect to various matters and in general delegate such authority as they consider desirable to any officers of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Board of Trustees shall have power and authority:

     (1) To invest and reinvest in securities, options, futures contracts, options on futures contracts and other property, and to hold cash uninvested;

     (2) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (3) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Board of Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Board of Trustees shall deem proper;

     (4) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

     (5) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

     (6) To allocate assets, liabilities and expenses of the Trust to a particular series of shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of shares shall be payable solely out of the assets of that series;

     (7) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (8) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board of Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board of Trustees shall deem proper;

     (9) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust on any matter in controversy, including but not limited to claims for taxes;

     (10) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (11) To borrow funds, securities or other assets;

     (12) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guarantee or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

     (13) To purchase and pay for, entirely out of Trust property, such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

     (14) To pay pensions for faithful service, as deemed appropriate by the Board of Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust;

     (15) To pay remuneration to each Trustee for his services, including reimbursement of expenses incurred, as shall be fixed from time to time by resolution of the Board of Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor; and

     (16) To do all acts and things appropriate in the furtherance of the foregoing and in furtherance of the purposes of the Trust.

     The Board of Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Board of Trustees may be taken by a majority of the Trustees present at a meeting of the Board of Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

     D. PAYMENT OF EXPENSES BY TRUST. The Board of Trustees is authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem appropriate, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Board of Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of shares, as determined by the Board of Trustees, shall be payable solely out of the assets of that series.

     E. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust, including all assets allocated to each series of shares, shall at all times be considered as vested in the Board of Trustees.

     F. ADVISORY, MANAGEMENT AND DISTRIBUTION. Subject to a vote meeting the requirements of the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any partnership, corporation, trust, association or other organization (the "Adviser"), every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Board of Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Board of Trustees may also, at any time and from time to time, contract with the Adviser or any other partnership, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Board of Trustees may determine.

     The fact that:

          (i) any of the shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder services or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a shareholder or has an interest in the Trust, or that

          (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its shareholders.

             EIGHTH:   LIABILITY:

     A. TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of shares shall look only to the assets of the Trust or the assets of that particular series of shares for payment under such credit, contract or claim; and neither the shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     The Board of Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by any Trustees or Trustee or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust, or of the particular series of shares to which such instrument relates, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer, or shareholders or shareholder individually.

     Every note, bond, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Board of Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

     B. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.
A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     C. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Board of Trustees or any Trustee shall be bound to make any inquiry concerning the validity of any transaction made or to be made by either or to see to the application of any payments made or property transferred to the Trust or upon its order.

       NINTH:   DETERMINATION OF NET PROFITS, ETC.; DIVIDENDS.

     With respect to each series of shares authorized by the Board of Trustees, the Board is expressly authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net income, profits or earnings, or surplus and capital, to include in net income, profits or earnings the portion of subscription or redemption prices attributable to accrued net income, profits or earnings in such prices, and to determine what accounting periods shall be used by the Trust for any purpose, whether annual or any other period, including daily; to set apart out of any funds of such series such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities, or other property from surplus or capital or any funds of such series legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of shareholders of such series redeeming their entire ownership of shares of such series. Inasmuch as the computation of net income, profits or earnings for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Board of Trustees the power in its discretion to distribute for any fiscal year as dividends and as capital gain distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce its liability for taxes.

     No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the shares of any series shall be effected by the Trust other than from the assets of such series.

       TENTH:   INDEMNIFICATION.

     A. INDEMNIFICATION GENERALLY. The Trust shall indemnify, to the fullest extent permitted by applicable law, each person who is or has been a Trustee or officer (including each person who serves or has served at the Trust's request as a director, officer, or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise, and any heir, administrator or executor of such person) ("Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorneys' fees reasonably incurred by such Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (a "Proceeding"), before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person. Expenses, including attorney's fees, incurred by a Covered Person in connection with a Proceeding shall be paid by the Trust upon request of such Covered Person, in advance of the final disposition of such Proceeding, including any appeal therefrom.

     B. DETERMINATION OF ELIGIBILITY. Notwithstanding the provisions of Section A of Article TENTH, to the extent required under the 1940 Act,

          (i) Article TENTH, Section A, shall not protect any person against any liability to the Trust or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office;

          (ii) in the absence of a final decision on the merits by a court or other body before whom a Proceeding was brought that a Covered Person was not liable by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, no indemnification shall be permitted unless a determination that such person was not so liable shall have been made on behalf of the Trust by (a) the vote of a majority of "disinterested, non-party Trustees", as defined below, or (b) an independent legal counsel as expressed in a written opinion; and

          (iii) the Trust shall not advance attorneys' fees incurred by a Covered Person in connection with Proceeding unless the Trust receives an undertaking by or on behalf of the Covered Person to repay the advance (unless it is ultimately determined that he is entitled to indemnification) and (a) the Covered Person shall provide security for his undertaking, or (b) the Trust shall be insured against losses arising by reason of any lawful advances, or (c) a majority of the disinterested, non-party Trustees of the Trust or an independent legal counsel, as expressed in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification. Such undertaking shall provide that the Covered Person to whom the advance was made shall not be obligated to repay pursuant to such undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction, including appeals therefrom, concerning the right of such Covered Person to be indemnified by the Trust or the obligation of such person to repay pursuant to the undertaking.

     Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in, or not opposed to, the best interests of the Trust or to have been liable to the Trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     As used in this Article TENTH, the term "disinterested, non-party Trustee" is a Trustee who is not an "interested person" of the Trust, as defined in Section 2(a)(19) of the 1940 Act and against whom none of the Proceedings in question or another action, suit or other Proceeding on the same or similar grounds is then or has been pending.

     C. INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which Covered Persons may be entitled by contract (apart from the provisions of this Article TENTH) or otherwise under law, nor to limit the power of the Trust to indemnify such persons.

     D. SHAREHOLDERS. In case any shareholder or former shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason, the shareholder or former shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability

     E. CONTRACTUAL RIGHTS. This Article TENTH shall be deemed to be a contract between the Trust and each person who is a Covered Person at any time this Article TENTH is in effect. Any repeal or other modification of this Article TENTH or of any applicable laws shall not limit any rights of indemnification then existing or arising out of events, acts, or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article TENTH with respect to events, acts or omissions prior to repeal or modification.

     F. PROTECTION OF RIGHTS. If a written claim for indemnification by a Covered Person under this Article TENTH is not promptly paid in full by the Trust after receipt by the Trust of a such claim, or if expenses have not been promptly advanced after compliance by a Covered Person with the requirements of this Article TENTH for such advancement, such Covered Person may, at any time thereafter, bring suit against the Trust to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such Covered Person shall also be entitled to be paid the reasonable expense therefor. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of this Article TENTH for advancement of expenses have been met by such Covered Person) that the indemnification of the Covered Person is prohibited, but the burden of proving such defense shall be on the Trust. Neither the failure of the Trust, including its disinterested non-party Trustees or independent legal counsel, to have made a determination that indemnification of Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct required under the 1940 Act, nor the actual determination by the Trust, including its disinterested non-party Trustees or independent legal counsel, that the Covered Person had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such Covered Person had not met the applicable standard of conduct.

           ELEVENTH:   RESERVATION OF RIGHT TO AMEND.

     A. BY BOARD OF TRUSTEES. Except when otherwise required by the 1940 Act, this Declaration of Trust may be amended at any time by a majority of the Trustees then in office, provided notice of any amendment (other than amendments having the purpose of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein, or having any other purpose which is ministerial or clerical in nature) shall be mailed promptly to shareholders of record at the close of business on the effective date of such amendment.

     B. BY SHAREHOLDERS. Except when otherwise required by the 1940 Act, this Declaration of Trust may be amended at any time by a majority vote of the shares of the Trust entitled to be voted.

            TWELFTH:   SHAREHOLDERS' VOTING POWERS AND MEETINGS.

     A. SHAREHOLDERS' VOTING POWERS. The shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article SEVENTH, Section A; (ii) with respect to any Adviser as provided in Article SEVENTH, Section
F; (iii) with respect to any termination of this Trust or a series thereof to the extent and as provided in Article
FOURTEENTH; (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article ELEVENTH, Section B; (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the shareholders; and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the SEC, or as the Board of Trustees may consider necessary or desirable. Each whole share outstanding on the record date established in accordance with the By-Laws shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of shareholders, shares shall be voted in the aggregate and not by individual series except: (1) when required by the 1940 Act or other applicable law, shares shall be voted in the aggregate and not by individual series; or (2) when the Board of Trustees has determined that the matter affects only the interests of one or more series, then shareholders of the unaffected series shall not be entitled to vote thereon. There shall be no cumulative voting in the election of the Board of Trustees.

     Shares may be voted in person or by proxy. A proxy with respect to shares held in the names of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy, the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of shareholders, unless inspectors of election have been appointed, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise specified in the proxy, the proxy shall apply to all shares of each series of the Trust owned by the shareholder.

     Until shares are issued, the Board of Trustees may exercise all rights of shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by shareholders.

     B. MEETINGS. Meetings of shareholders of the Trust or of any series may be called by the Board of Trustees, the President, the Executive Vice-President, any Vice-President, or such other person or persons as may be specified in the By-Laws and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the shareholders of the Trust or any series as herein provided or upon any other matter deemed by the Board of Trustees to be necessary or desirable. Meetings of shareholders of the Trust or of any series shall be called by the Secretary or such other person or persons as may be specified in the By-Laws upon written application by shareholders holding at least 10% of the outstanding shares of the Trust, if shareholders of all series are required hereunder to vote in the aggregate and not by individual series at such meeting, or of any series, if shareholders of such series are entitled hereunder to vote by individual series at such meeting, requesting that a meeting be called for a purpose requiring action by the shareholders as provided herein or in the By-Laws and provided that such application shall state the purpose or purposes of such meeting and the matters proposed to be acted on.

     C. QUORUM AND REQUIRED VOTE. Thirty percent of the shares entitled to vote shall be a quorum for the transaction of business at a shareholders' meeting, except that if any provision of law or of this Declaration of Trust permits or requires that holders of any series shall vote as a series, then thirty percent of the aggregate number of shares of each series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series. Any lesser number, however, shall be sufficient for adjournments or if no shares are represented thereat, any officer present thereat entitled to preside or act as secretary of such meeting may adjourn the meeting. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the shares voted shall decide any questions and a plurality shall elect any Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series shall vote as a series, then a majority of the shares of that series voted on the matter shall decide that matter insofar as that series is concerned.

     The vote upon any question shall be by written ballot whenever requested by any person entitled to vote but, unless such a request is made, voting may be conducted by voice vote or in any other way approved by the meeting.

     D. PLACE OF MEETING. All shareholders' meetings shall be held at the office of the Trust in the City of Chicago, State of Illinois, except that the Board of Trustees or the President of the Trust may fix a different place of meeting within the United States, which shall be specified in the notice or waiver of notice of such meeting.

     E. NOTICE OF MEETINGS; ADJOURNMENT. The Secretary or an Assistant Secretary shall cause notice of the place, date and hour and the purpose or purposes for which a meeting is called, to be mailed, postage prepaid, not less than seven days before the date of such meeting, to each shareholder entitled to vote at such meeting, at his address as it appears on the records of the Trust. Notice of any shareholders' meeting need not be given to any shareholder who shall sign a written waiver of such notice, whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any shareholder who shall attend such meeting in person or by proxy. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time, without further notice, to a date not more than 120 days after the original record date.

     F. SHARE LEDGER. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     G. ACTION BY WRITTEN CONSENT. Any action taken by shareholders may be taken without a meeting if a majority of shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders.

            THIRTEENTH:   USE OF NAME.

     The Trust acknowledges that it is adopting its trust name, and may adopt the names of various series of the Trust, through permission of Stein Roe & Farnham Incorporated, a Delaware corporation, and agrees that Stein Roe & Farnham Incorporated reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "SteinRoe Equity Portfolio" or "Stein Roe & Farnham Equity Portfolio" or "SteinRoe Fund" or "Stein Roe & Farnham ___ Fund" or "SR&F Equity Portfolio" or "Stein Roe ____" or "Stein _____" or "SteinRoe" or "Stein Roe," or "Stein," or any similar name to any other entity, including but not limited to any investment company of which Stein Roe & Farnham Incorporated or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser.

           FOURTEENTH:   MISCELLANEOUS.

     A. DURATION AND TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of shareholders holding a majority of the shares of each series entitled to vote or by the Trustees by written notice to the shareholders. Any series of shares may be terminated at any time by vote of shareholders holding a majority of the shares of such series entitled to vote or by the Trustees by written notice to the shareholders of such series.

     Upon termination of the Trust or of any one or more series of shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the shareholders of the series involved, ratably according to the number of shares of such series held by the several shareholders of such series on the date of termination.

     B. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions such as "herein", "hereof", and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     C. APPLICABLE LAW. This Declaration of Trust is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     D. SEVERABILITY. If any Article or other portion of this Declaration of Trust shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall have not been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Declaration of Trust shall be construed in all respects as if such invalid or unenforceable provision had been omitted herefrom.

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal in the City of Boston, Massachusetts, for herself and her assigns, as of the day and year first above written.

                                   JILAINE HUMMEL BAUER
                                   Trustee


THE COMMONWEALTH OF MASSACHUSETTS)
COUNTY OF SUFFOLK  ) ss
Boston, January 8, 1987.

     Then personally appeared the above-named Jilaine Hummel Bauer, Trustee, and acknowledged the foregoing instrument to be her free act and deed, before me.

                                   JOAN D. SEARFOSS
                                   Notary Public
                                   My commission expires
                                   January 29, 1993

(NOTARIAL SEAL)

                   STEINROE EQUITY PORTFOLIO
          AMENDMENT TO AGEEMENT AND DECLARATION OF TRUST

     The undersigned, being a majority of the duly elected and qualified Trustees of SteinRoe Equity Portfolio, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 8, 1987 (the "Declaration of Trust"), do hereby amend the Declaration of Trust as follows and hereby consent to such amendment:

     1. Article First of the Declaration of Trust is deleted and the following is inserted in lieu thereof:

     FIRST:  NAME.

     The name of the Trust (which is hereafter called the "Trust") is SteinRoe Equity Trust.

     2. Article Thirteenth is deleted and the following is inserted in lieu thereof:

     THIRTEENTH:   USE OF NAME.

     The Trust acknowledges that it is adopting its trust name, and may adopt the names of various series of the Trust, through permission of Stein Roe & Farnham Incorporated, a Delaware corporation, and agrees that Stein Roe & Farnham Incorporated reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "SteinRoe Equity Trust" or "Stein Roe & Farnham Equity Trust" or "SteinRoe
Fund" or "Stein Roe & Farnham ___ Trust" or "SR&F Equity Trust" or "Stein Roe ____" or "Stein _____" or "SteinRoe" or "Stein Roe," or "Stein" or any similar name to any other entity, including but not limited to any investment company of which Stein Roe & Farnham Incorporated or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser.

     This instrument may be executed in several counterparts, each of which shall been deemed an original, but all taken together shall be one instrument.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 31st day of December, 1987.

          FRANCIS W. MORLEY           CHARLES R. NELSON

          JOHN M. LAFFERTY            GORDON R. WORLEY


STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Charles
R. Nelson, known to me to be a Trustee of SteinRoe Equity
Portfolio, and acknowledged the foregoing instrument to be his free act and deed.
                                NICOLETTE D. PARRISH
                                Notary Public
                                My commission expires 10/30/89

STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Francis
W. Morley, known to me to be a Trustee of SteinRoe Equity
Portfolio, and acknowledged the foregoing instrument to be his free act and deed.
                                NICOLETTE D. PARRISH
                                Notary Public
                                My commission expires 10/30/89

STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Gordon
R. Worley, known to me to be a Trustee of SteinRoe Equity
Portfolio, and acknowledged the foregoing instrument to be his free act and deed.
                                NICOLETTE D. PARRISH
                                Notary Public
                                My commission expires 10/30/89

STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named John M. Lafferty, known to me to be a Trustee of SteinRoe Equity Portfolio, and acknowledged the foregoing instrument to be his free act and deed.
                                NICOLETTE D. PARRISH
                                Notary Public
                                My commission expires 10/30/89

                   STEINROE EQUITY TRUST
          AMENDMENT TO AGEEMENT AND DECLARATION OF TRUST

     The undersigned, being a majority of the duly elected and qualified Trustees of SteinRoe Equity Trust, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 8, 1987 (the "Declaration of Trust"), do hereby amend the Declaration of Trust as follows and hereby consent to such amendment:

     1. Article First of the Declaration of Trust is deleted and the following is inserted in lieu thereof:

     FIRST:  NAME.

     The name of the Trust (which is hereafter called the "Trust") is SteinRoe Investment Trust.

     2. Article Thirteenth is deleted and the following is inserted in lieu thereof:

     THIRTEENTH:   USE OF NAME.

     The Trust acknowledges that it is adopting its trust name, and may adopt the names of various series of the Trust, through permission of Stein Roe & Farnham Incorporated, a Delaware corporation, and agrees that Stein Roe & Farnham Incorporated reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "SteinRoe Investment Trust" or "Stein Roe & Farnham Investment Trust" or "SteinRoe Trust" or "Stein Roe & Farnham ___ Trust" or "SR&F Investment Trust" or "Stein Roe ____" or "Stein _____" or "SteinRoe" or "Stein Roe," or "Stein," or any similar name to any other entity, including but not limited to any investment company of which Stein Roe & Farnham Incorporated or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser.

     This instrument may be executed in several counterparts, each of which shall been deemed an original, but all taken together shall be one instrument.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 30th day of June, 1989.

          KENNETH L. BLOCK           CHARLES R. NELSON

          FRANCIS W. MORLEY         JOHN M. LAFFERTY

                       GORDON R. WORLEY

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Kenneth
L. Block, known to me to be a Trustee of SteinRoe Equity
Trust, and acknowledged the foregoing instrument to be his free act and deed.
                                SALLY A. BEDNARCIK
                                Notary Public
                                My commission expires 6/19/90

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Charles
R. Nelson, known to me to be a Trustee of SteinRoe Equity Trust, and acknowledged the foregoing instrument to be his free act and deed.
                                SALLY A. BEDNARCIK
                                Notary Public
                                My commission expires 6/19/90

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Francis
W. Morley, known to me to be a Trustee of SteinRoe Equity Trust, and acknowledged the foregoing instrument to be his free act and deed.
                                SALLY A. BEDNARCIK
                                Notary Public
                                My commission expires 6/19/90

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Gordon
R. Worley, known to me to be a Trustee of SteinRoe Equity Trust, and acknowledged the foregoing instrument to be his free act and deed.
                                SALLY A. BEDNARCIK
                                Notary Public
                                My commission expires 6/19/90

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named John M. Lafferty, known to me to be a Trustee of SteinRoe Equity Trust, and acknowledged the foregoing instrument to be his free act and deed.
                                SALLY A. BEDNARCIK
                                Notary Public
                                My commission expires 6/19/90

                    STEINROE INVESTMENT TRUST
         AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

     SteinRoe Investment Trust (the "Trust"), a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 8, 1987 (the "Declaration of
Trust"), hereby certifies the following:

Pursuant to a majority vote of the shares of the Trust entitled to be voted, Article TWELFTH of the Declaration of Trust is deleted and the following is inserted in lieu thereof:

           TWELFTH:  Shareholders' Voting Powers and Meetings.

A. Shareholders' Voting Powers. The shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article SEVENTH, Section A; (ii) with respect to any investment adviser as provided in Article SEVENTH, Section F; (iii) with respect to any termination of this Trust or a series thereof to the extent and as provided in Article FOURTEENTH; (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article ELEVENTH, Section B; (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the shareholders; and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the SEC, or as the Board of Trustees may consider necessary or desirable. Each whole share (or fractional share) outstanding on the record date established in accordance with the By-Laws shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional share) in United States dollars determined at the close of business on the record date (for example, a share having a net asset value of $10.50 would be entitled to 10.5 votes). Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of shareholders, shares shall be voted in the aggregate and not by individual series except: (1) when required by the 1940 Act or other applicable law, shares shall be voted by individual series; or (2) when the Board of Trustees has determined that the matter affects only the interests of one or more series, then shareholders of the unaffected series shall not be entitled to vote thereon. There shall be no cumulative voting in the election of the Board of Trustees.

Shares may be voted in person or by proxy. A proxy with respect to shares held in the names of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy, the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of shareholders, unless inspectors of election have been appointed, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise specified in the proxy, the proxy shall apply to all shares of each series of the Trust owned by the shareholder.

Until shares are issued, the Board of Trustees may exercise all rights of shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by shareholders.

     IN WITNESS WHEREOF, the Trust has caused this amendment to be signed and sealed in its name and on its behalf by Timothy K.
Armour, President and Trustee of the Trust, on January 17, 1995.

                                 STEINROE INVESTMENT TRUST


                                By    TIMOTHY K. ARMOUR
                                      President and Trustee

STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )

     Then personally appeared before me the above-named Timothy
K. Armour, known to be to be the President and a Trustee of SteinRoe Investment Trust, and acknowledged the foregoing instrument to be his free act and deed.


                                 NICOLETTE D. PARRISH
                                 Notary Public

                                 My commission expires 10/30/97

                  STEINROE INVESTMENT TRUST
         AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

     The undersigned, being a majority of the duly elected and qualified Trustees of SteinRoe Investment Trust, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 8, 1987 (the "Declaration of Trust"), do hereby amend the Declaration of Trust as follows and hereby consent to such amendment:

     1. Article First of the Declaration of Trust is deleted and the following is inserted in lieu thereof:

         FIRST:   Name

         The name of the Trust (which is hereafter called the "Trust") is Stein Roe Investment Trust.

     2. Article Thirteenth is deleted and the following is inserted in lieu thereof:

         THIRTEENTH:  Use of Name

         The Trust acknowledges that it is adopting its trust name, and may adopt the names of various series of the Trust, through permission of Stein Roe & Farnham Incorporated, a Delaware corporation, and agrees that Stein Roe & Farnham Incorporated reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "Stein Roe Investment Trust," or "Stein Roe & Farnham Investment Trust" or "SR&F __________ Trust" or "SteinRoe ______ Fund" or "Stein Roe & Farnham _______ Fund" or "Stein Roe __________" or "Stein ___________" or "SteinRoe," or "Stein Roe," or "Stein," or any similar name to any other entity, including but not limited to any investment company of which Stein Roe & Farnham Incorporated or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser.

     This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall be one instrument.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of this 1st day of February, 1996.

             TIMOTHY K. ARMOUR       WILLIAM W. BOYD

             KENNETH L. BLOCK        LINDSAY COOK

             FRANCIS W. MORLEY       CHARLES R. NELSON

                         GORDON R. WORLEY

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named Timothy K. Armour, known to me and known to be a trustee of SteinRoe Investment
Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named William W. Boyd, known to me and known to be a trustee of SteinRoe Investment
Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named Kenneth L. Block, known to me and known to be a trustee of SteinRoe Investment
Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named Lindsay Cook, known to me and known to be a trustee of SteinRoe Investment Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)


STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named Francis W. Morley, known to me and known to be a trustee of SteinRoe Investment
Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named Charles R. Nelson, known to me and known to be a trustee of SteinRoe Investment
Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)

STATE OF ILLINOIS) SS
COUNTY OF COOK   )

     Then personally appeared the above-named Gordon R. Worley, known to me and known to be a trustee of SteinRoe Investment
Trust, and acknowledged the foregoing instrument to be his free act and deed, before me.

NICOLETTE D. PARRISH
Notary Public
My commission expires: 10/30/97
(NOTARIAL SEAL)